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                                                                    EXHIBIT 99.3

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                            ADMINISTRATION AGREEMENT

                                     between

                      [EDUCATION FUNDING CAPITAL TRUST-___]
                                    as Issuer

                                       and

                        EDUCATION LENDING SERVICES, INC.
                                as Administrator

                           dated as of _________, 20__

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                                                Administration Agreement (Trust)

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                                TABLE OF CONTENTS

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                                                                                                               Page
Section 1.        Definitions.....................................................................................1
Section 2.        Indenture and Related Documents.................................................................1
Section 3.        Master Servicing Agreement......................................................................3
Section 4.        Transfer and Sale Agreements....................................................................4
Section 5.        Higher Education Act............................................................................5
Section 6.        Other Duties with Respect to the Indenture and Master Servicing Agreement.......................5
Section 7.        Other Administrative Services...................................................................6
Section 8.        Exceptions......................................................................................7
Section 9.        Employees; Offices..............................................................................7
Section 10.       Non-Ministerial Matters.........................................................................7
Section 11.       Compensation....................................................................................8
Section 12.       Representations and Warranties of the Issuer....................................................8
Section 13.       Representations and Warranties of the Administrator.............................................9
Section 14.       Term...........................................................................................10
Section 15.       Obligation to Supply Information...............................................................10
Section 16.       Annual Statement as to Compliance..............................................................10
Section 17.       Annual Independent Public Accountant's Report..................................................10
Section 18.       Liability of Administrator.....................................................................10
Section 19.       Merger or Consolidation of, or Assumption of the Obligations of, the Administrator.............12
Section 20.       Administrator Default..........................................................................12
Section 21.       Appointment of Successor.......................................................................13
Section 22.       Reliance on Information Obtained from Third Parties............................................14
Section 23.       Notices........................................................................................14
Section 24.       Amendment......................................................................................15
Section 25.       Assignment.....................................................................................15
Section 26.       Independence of Administrator..................................................................15
Section 27.       No Joint Venture...............................................................................15
Section 28.       Other Activities of Administrator..............................................................15
Section 29.       No Petition....................................................................................15
Section 30.       Governing Law..................................................................................16
Section 31.       Entire Agreement...............................................................................16
Section 32.       Successors; Counterparts.......................................................................16
Section 33.       Third Party Beneficiaries......................................................................16
Section 34.       Captions.......................................................................................16

                                                Administration Agreement (Trust)

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                            ADMINISTRATION AGREEMENT

         This Administration Agreement (this "Administration Agreement") is made as of ______, 20__ between [Education Funding Capital Trust-___] (the "Issuer") and Education Lending Services, Inc., a Delaware corporation, as administrator (the "Administrator") under the circumstances set forth below.

                                    RECITALS

         A. The Issuer is engaged in the acquisition from the Depositor of Financed Student Loans.

         B. In connection with the acquisition of Student Loans, the Issuer has executed and delivered that certain Indenture of Trust dated as of ______, 20__ (the "Indenture") among the Issuer, _________, as indenture trustee, and _________, as trust eligible lender trustee.

         C. Pursuant to the Indenture and the other Basic Documents to which the Issuer is a party (collectively, the "Issuer Documents"), the Issuer is obligated to perform certain duties and responsibilities under the Indenture and in connection with the assets and obligations thereunder.

         D. The Issuer has requested that the Administrator provide advice and assistance to the Issuer and perform various services for and duties of the Issuer, including the duties and responsibilities of the Issuer under the Indenture and in connection with the assets and obligations thereunder.

         E. The Issuer desires to avail itself of the experience, advice and assistance of the Administrator and to have the Administrator perform various financial, statistical, accounting and other services for and duties of the Issuer, and the Administrator has the capacity and is willing to furnish such services on the terms and conditions set forth herein.

         Now Therefore, in consideration of the mutual promises and covenants set forth herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Definitions. Capitalized terms that are not otherwise defined in this Administration Agreement shall have the meanings ascribed thereto in Appendix A to the Indenture.

         Section 2. Indenture and Related Documents. The Administrator shall cause the duties and responsibilities of the Issuer under the Indenture to be performed, including but not limited to the actions set forth below. The Administrator shall advise the Issuer when action by the Issuer is necessary to comply with the Issuer's duties under the Indenture and the agreements relating thereto. The Administrator shall prepare for execution, if required, by the Issuer, or shall cause the

                                                Administration Agreement (Trust)

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preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Administrator shall take all appropriate action, including but not limited to, the following:

         (a) obtaining and preserving the Issuer's legal right to do business in any jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, and each instrument and agreement included in the Trust Estate;

         (b) preparing all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with the relevant provisions of the Indenture, necessary to protect the Trust Estate;

         (c) arranging for the delivery of any opinions of counsel and certificates of officers of the Issuer and other statements required under the relevant provisions of the Indenture;

         (d) preparing and obtaining documents and instruments required for the release of the Issuer from its obligations under the Indenture;

         (e) monitoring the Issuer's obligations as to the satisfaction and discharge of the Indenture and preparing any certificates of officers of the Issuer and obtaining any opinions of counsel required in connection therewith;

         (f) preparing, obtaining or filing the instruments, opinions and certificates and other documents required for the release of collateral;

         (g) taking such actions as may be required of the Issuer under the Indenture upon the occurrence and continuance of an Event of Default;

         (h) preparing and, after execution by the Issuer, filing with the Commission, any applicable state agencies and the Indenture Trustee, documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and any applicable state agencies;

         (i) causing the directions of the Issuer to be carried out in connection with opening one or more accounts in the Issuer's name, preparing any orders of the Issuer and certificates of officers of the Issuer and obtaining opinions of counsel required, and taking all other actions necessary, with respect to investment and reinvestment of moneys in the Accounts in accordance with the investment criteria and requirements of the Indenture and applicable investment policies.

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                                                Administration Agreement (Trust)

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         (j)      preparing any requests of the Issuer and certificates of
                  officers of the Issuer and obtaining any opinions of counsel required for the release of the Trust Estate;

         (k) preparing all certificates of officers of the Issuer, and coordinating obtaining opinions of counsel as required with respect to any requests by the Issuer of the Indenture Trustee to take any action under the Indenture;

         (l) preparing orders of the Issuer and obtaining opinions of counsel as necessary or required for the execution of any amendments or supplements to the Indenture;

         (m) preparing and delivering certificates of officers of the Issuer, if necessary, for the release of property from the lien of the Indenture;

         (n) preparing and delivering to the Indenture Trustee any agreements with respect to notice provisions;

         (o) preparing and delivering investment instructions to the Indenture Trustee, as necessary or required under the terms of the Indenture and in accordance with the applicable investment policy, adopted from time to time; and

         (p) taking such actions as may be required of the Issuer under any agreement between the Issuer and other parties relating to the Indenture.

         Section 3. Master Servicing Agreement. The Administrator shall cause the duties and responsibilities of the Issuer under each of the Financed Student Loans and the Master Servicing Agreement to be performed, including but not limited to the duties set forth below. The Administrator shall advise the Issuer when action by the Issuer is necessary to comply with the Issuer's obligations under the Financed Student Loans and the Master Servicing Agreement. The Administrator shall prepare for execution, if required, by the Issuer or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Financed Student Loans and the Master Servicing Agreement. In furtherance of the foregoing, the Administrator shall take all appropriate action, including but not limited to the following:

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         (a)      pursuant to the Master Servicing Agreement, providing to the
                  Master Servicer (or the Master Servicer's bailee) from time to time, as necessary, and requiring that the Master Servicer (or the Master Servicer's bailee) maintain physical custody and possession of, documentation and information relating to the Financed Student Loans and, on and after each applicable date on which Student Loans are to be purchased (the "Loan Purchase Date"), Student Loans sold and transferred to the Issuer on each such Loan Purchase Date, including the documents evidencing such Student Loans and such additional documentation or information relating to such Student Loans as is reasonably required for the Student Loans to be properly serviced by the Master Servicer;

         (b) cause to be paid solely from the Trust Estate, all amounts to be paid by the Issuer pursuant to the Transfer and Sale Agreements;

         (c) promptly after each Loan Purchase Date and with respect to Student Loans originated under the Act, ensuring that notification as required under the Act and by the applicable Guaranty Agencies is made to the borrower under each such Student Loan and to the Secretary of Education and the applicable Guaranty Agencies, as appropriate;

         (d) promptly after each Loan Purchase Date, providing the Master Servicer with all information as may be required under the Master Servicing Agreement;

         (e) causing to be paid to the Master Servicer on behalf of the Issuer, but solely from the Trust Estate, all fees required to be paid by the Issuer pursuant to the Master Servicing Agreement;

         (f) performing all audits of records and accounts that the Issuer from time to time may be permitted or required to perform under the Master Servicing Agreement;

         (g) preparing all other documents, reports, filings, instruments, certificates and opinions as it is the duty of the Issuer to prepare, file or deliver pursuant to the Master Servicing Agreement; and

         (h) in the event of the default of the Master Servicer under the Master Servicing Agreement, or default of any other party to any other Issuer Document, taking all reasonable steps available to enforce the Issuer's rights under such documents in respect of such default.

         Section 4. Transfer and Sale Agreements. The Administrator shall take the actions necessary to cause the duties of the Issuer to be carried out under the provisions of the Transfer and Sale Agreements and any of the rights or obligations thereunder. The Administrator also shall enforce the rights of the Issuer under the applicable provisions of the Transfer and Sale

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                                                Administration Agreement (Trust)

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Agreements to require the Depositor to repurchase certain Student Loans that have been transferred to the Issuer, including but not limited to providing notice to the Master Servicer of each such repurchase request, endorsing to the Master Servicer each Student Loan to be repurchased by the Depositor and taking all other actions necessary to enforce the Issuer's rights of recourse against the Depositor.

         Section 5. Higher Education Act. The Administrator shall take all actions that are necessary to cause the Issuer to comply with the requirements of the Act and the applicable Guaranty Agencies with respect to Student Loans originated under the Act.

         Section 6. Other Duties with Respect to the Indenture and Master Servicing Agreement.

         (a) In addition to the duties of the Administrator set forth above, the Administrator shall perform such calculations and shall prepare for execution by the Issuer or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture or the Master Servicing Agreement, and shall take all appropriate action that it is the duty of the Issuer to take pursuant to the Indenture or the Master Servicing Agreement. The Administrator shall administer, perform or supervise the performance of such other activities in connection with the Trust Estate (including the Master Servicing Agreement) as the Issuer is obligated to perform and are not covered by any of the foregoing provisions and as are reasonably within the capability of the Administrator.

         (b) In carrying out the foregoing duties or any of its other obligations under this Administration Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided that the terms of any such transactions or dealings shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

         (c) The Administrator shall provide copies of the following reports to the Indenture Trustee commencing ______, 20__ and on the ___________ day of each calendar quarter thereafter:

                  (i)    debt cost schedule;

                  (ii)   Master Servicer reporting schedule;

                  (iii)  Issuer activity schedule;

                  (iv)   premium amortization schedule;

                  (v)    financial statements;

                  (vi)   general ledger; and

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                  (vii)  any tax records.

         Section 7. Other Administrative Services. The Issuer hereby authorizes the Administrator, as its agent, to perform, and the Administrator hereby agrees to perform, all administrative services necessary or desirable in connection with the Issuer's existence as a bankruptcy-remote Delaware statutory trust holding the assets described hereunder, including but not limited to the following:

         (a) subject to the directions of the authorized representatives of the Issuer, carrying out and performing the day to day business activities of the Issuer;

         (b) providing, or causing to be provided, all clerical and bookkeeping services necessary and appropriate for the Issuer, including, without limitation, the following services:

                  (i) maintaining general accounting records of the Issuer, and preparing for audit such periodic financial statements as may be necessary or appropriate;

                  (ii) maintaining records of the Accounts, authorizing withdrawals from the Accounts on behalf of the Issuer and taking all other actions on behalf of the Issuer as may be necessary with respect to the Accounts;

                  (iii) (A) preparing for execution by the Issuer and causing to be filed on behalf of the Issuer such income, franchise or other tax returns of the Issuer as shall be required to be filed by applicable law, and (B) causing to be paid by the Issuer, solely out of moneys of the Issuer, any taxes required to be paid by the Issuer by applicable law;

                  (iv) assisting in preparing for execution by the Issuer amendments to and waivers under the Master Servicing Agreement and any other documents or instruments deliverable by the Issuer thereunder or in connection therewith;

                  (v) holding, maintaining and preserving executed copies of the Master Servicing Agreement and other documents or instruments executed by the Issuer thereunder or in connection therewith;

                  (vi) assisting in giving such other notices, consents and other communications that the Issuer may from time to time be required or permitted to give under the Master Servicing Agreement or other documents executed by the Issuer thereunder or in connection therewith;

                  (vii) causing an annual audit by independent certified public accountants of national presence of (A) the financial statements of the Issuer, or (B) the

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                                                Administration Agreement (Trust)

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                           consolidating financial statements of Seller (which
                           include the Issuer), to be prepared and to be provided to the Indenture Trustee;

                  (viii) engaging independent certified public accountants of national presence to review and verify the reports provided in accordance with Section 11.04 of the Indenture on a quarterly basis; and

                  (ix) taking such other actions as may be incidental or reasonably necessary to accomplish the actions of the Administrator authorized under this subsection (b);

         (c) assisting the Issuer in carrying out the investment and reinvestment of the moneys of the Issuer in accordance with applicable investment policies; and

         (d) undertaking such other administrative services as may be required by the Issuer.

         If the Administrator or the Issuer deems it necessary or desirable, any of the foregoing administrative services may be subcontracted by the Administrator. Costs and expenses associated with such subcontracting incurred by the Administrator shall be paid by the Issuer in accordance with Section 11 hereof.

         Section 8. Exceptions. Notwithstanding anything to the contrary in this Administration Agreement, the Administrator shall not be obligated to, and shall not, (1) make any payments to the holders of the Notes, (2) sell the Trust Estate to unrelated third parties, or (3) take any other action that the Issuer directs the Administrator not to take on its behalf.

         Section 9. Employees; Offices. All services to be furnished by the Administrator under this Administration Agreement may be furnished by an officer or employee of the Administrator or any other person or agent designated or retained by the Administrator.

         The Administrator agrees to provide office space, together with appropriate materials and any necessary support personnel, for performing the day to day business activities of the Issuer, all for the compensation provided in Section 11 hereof.

         Section 10. Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Issuer of the proposed action and the Issuer shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

         (a)      the amendment of or any supplement to the Indenture;

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                                                Administration Agreement (Trust)

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         (b)      the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Student Loans);

         (c) the amendment, change or modification of the Master Servicing Agreement;

         (d) the appointment of successor Indenture Trustee pursuant to the Indenture or the appointment of successor administrators or successor servicers, or the consent to the assignment by the Indenture Trustee of its obligations under the Indenture; and

         (e)      the removal of the Indenture Trustee.

         Section 11. Compensation. Subject to Section 4.03(c) of the Indenture, on or before each Monthly Expense Payment Date, the Issuer shall pay to the Administrator, as compensation for its services specified hereunder, a fee in the amount of _____% (on a per annum basis) of the average principal balance of the Financed Student Loans during the preceding calendar month (the "Administration Fee"). If at any time the Issuer requests the Administrator to perform any additional services not specified hereunder, the Issuer shall pay the Administrator such additional fees in respect thereof as shall be agreed to by the Issuer and the Administrator. The Issuer agrees to reimburse the Administrator for all reasonable expenses, disbursements and advances incurred or made by the Administrator in connection with the performance of this Administration Agreement, including, but not limited to, the fees and expenses of subcontracting, any independent accountants and outside counsel, which reimbursement shall relate to amounts incurred in a calendar month and shall be payable by the Issuer to the Administrator on the next succeeding Monthly Expense Payment Date.

         The Issuer and the Administrator agree that payments to the Administrator shall be made out of the Distribution Account or the Collection Account.

         Section 12. Representations and Warranties of the Issuer. The Issuer makes the following representations:

         (a) Creation. The Issuer is duly formed and validly existing with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

         (b) Power and Authority. The Issuer has the power and authority to execute and deliver this Administration Agreement and to carry out its terms, and the execution, delivery and performance of this Administration Agreement have been duly authorized by the Issuer by all necessary action.

         (c) Binding Obligation. This Administration Agreement constitutes a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms, subject to applicable

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                                                Administration Agreement (Trust)

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bankruptcy, insolvency, reorganization and similar laws relating to creditors'
rights generally and subject to general principles of equity.

         (d) No Proceedings. There are no proceedings or investigations pending against the Issuer or, to its best knowledge, threatened against the Issuer, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Issuer or its properties: (i) asserting the invalidity of this Administration Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Administration Agreement or (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Issuer of its obligations under, or the validity or enforceability of, this Administration Agreement.

         (e) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other governmental instrumentality required to be obtained, effected or given by the Issuer in connection with the execution and delivery by the Issuer of this Administration Agreement and the performance by the Issuer of the transactions contemplated by this Administration Agreement have been duly obtained, effected or given and are in full force and effect.

         Section 13. Representations and Warranties of the Administrator. The Administrator makes the following representations:

         (a) Organization and Good Standing. The Administrator is duly organized and validly existing and in good standing with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

         (b) Power and Authority. The Administrator has the power and authority to execute and deliver this Administration Agreement and to carry out its terms, and the execution, delivery and performance of this Administration Agreement have been duly authorized by the Administrator by all necessary company action.

         (c) Binding Obligation. This Administration Agreement constitutes a legal, valid and binding obligation of the Administrator enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors' rights generally and subject to general principles of equity.

         (d) No Proceedings. There are no proceedings or investigations pending against the Administrator or, to its best knowledge, threatened against the Administrator, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Administrator or its properties: (i) asserting the invalidity of this Administration Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Administration Agreement or (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Administrator of its obligations under, or the validity or enforceability of, this Administration Agreement.

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                                                Administration Agreement (Trust)

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         (e) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other governmental instrumentality required to be obtained, effected or given by the Administrator in connection with the execution and delivery by the Administrator of this Administration Agreement and the performance by the Administrator of the transactions contemplated by this Administration Agreement have been duly obtained, effected or given and are in full force and effect.

         Section 14. Term. Subject to the terms hereof, the Administrator may resign at any time. The Administrator or the Issuer may terminate this Administration Agreement upon at least 45 days' prior written notice to the other party. Notwithstanding the foregoing, no resignation or termination shall be effective until 45 days after written notice has been delivered to the Indenture Trustee.

         Section 15. Obligation to Supply Information. The Issuer shall prepare and supply, or cause the other parties to the Indenture or the Master Servicing Agreement to prepare and supply, the Administrator with such information regarding the performance of the Indenture or the Master Servicing Agreement as the Administrator may from time to time reasonably request in connection with the performance of its obligations hereunder.

         Section 16. Annual Statement as to Compliance. The Administrator will deliver to the Issuer, the Indenture Trustee, the Trust Eligible Lender Trustee and each Counterparty, on or before March 31 of each year, beginning with March 31, 20__, a certificate stating that (a) a review of the activities of the Administrator during the preceding calendar year and of its performance under this Agreement has been made under the supervision of the officer signing such certificate and (b) to the best of such officer's knowledge, based on such review, the Administrator has fulfilled all its obligations under this Agreement throughout such year, or, there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         Section 17. Annual Independent Public Accountant's Report. On or before March 31 of each year, beginning March 31, 20__, the Administrator at its expense shall cause an independent public accountant that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Issuer, the Indenture Trustee, the Trust Eligible Lender Trustee and each Counterparty to the effect that such accountant has examined certain documents and records relating to the Administrator's performance (during the preceding fiscal year) under this Agreement and that, on the basis of such examination, the Administrator has complied with the terms of this Agreement, except for such significant exceptions or errors in records that, in the opinion of such accountant, requires it to report and that are set forth in such report.

         Section 18. Liability of Administrator. The Administrator shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Administrator under this Administration Agreement.

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                                                Administration Agreement (Trust)

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         The Administrator shall indemnify, defend and hold harmless the Issuer, and all of the officers, directors, employees, trustees and agents of the Issuer, from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that any such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon the Issuer through, the gross negligence, willful misfeasance or bad faith of the Administrator in the performance of its duties under this Administration Agreement or by reason of reckless disregard of its obligations and duties hereunder or thereunder. The Issuer shall notify the Administrator promptly of any claim for which it may seek indemnity. The Administrator shall defend the claim and the Administrator shall not be liable for the legal fees and expenses of the Issuer after it has assumed such defense.

         For purposes of this Section 18, in the event of the termination of the rights and obligations of the Administrator (or any successor thereto pursuant to Section 21 hereof) pursuant to Section 14 hereof or the resignation by such Administrator pursuant to this Administration Agreement, unless the Issuer elects not to appoint a successor Administrator, such Administrator shall be deemed to be the Administrator pending appointment of a successor Administrator pursuant to Section 21 hereof.

         Indemnification under this Section 18 shall survive the termination of this Administration Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Administrator has made any indemnity payments pursuant to this Section 18 and the Issuer thereafter collects any of such amounts from others, the Issuer promptly shall repay such amounts to the Administrator, without interest.

         Neither the Administrator nor any of its directors, officers, employees or agents shall be under any liability to the Issuer except as provided under this Administration Agreement for any action taken or for refraining from the taking of any action pursuant to this Administration Agreement or for errors in judgment; provided that these provisions shall not protect the Administrator or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Administration Agreement; provided, however, these provisions shall not protect the Indenture Trustee, as Administrator, in the event that the Indenture Trustee shall be the Administrator pursuant to Section 21 hereof, or any of its directors, officers, employees or agents against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Administration Agreement. The Administrator and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any person respecting any matters arising hereunder.

         Except as provided in this Administration Agreement, the Administrator shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties hereunder and that in its opinion may involve it in any expense or liability; provided that the Administrator may undertake any reasonable action that it may deem necessary or desirable in respect of this Administration Agreement, the Indenture, and the other Issuer Documents and the

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rights and duties of the parties to this Administration Agreement, the
Indenture, and the other Issuer Documents and the interests of the holders of the Notes.

         Section 19. Merger or Consolidation of, or Assumption of the Obligations of, the Administrator. Any person (a) into which the Administrator may be merged or consolidated, (b) which may result from any merger or consolidation to which the Administrator shall be a party or (c) which may succeed to the properties and assets of the Administrator substantially as a whole, shall be the successor to the Administrator hereunder without the execution or filing of any documents or any further act by any of the parties to this Administration Agreement; provided that the Administrator hereby covenants that, if the surviving Administrator is other than Education Lending Services, Inc. or an Affiliate, it will not consummate any of the foregoing transactions except upon satisfaction of the following: (i) the surviving Administrator executes an agreement of assumption to perform every obligation of the Administrator under this Administration Agreement, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to
Section 13 hereof has been breached and no Administrator Default (as defined below), and no event that, after notice or lapse of time, or both, would become an Administrator Default has occurred and is continuing, (iii) the surviving Administrator has delivered to the Indenture Trustee a certificate of an officer of the surviving Administrator and an opinion of counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 19 and that all conditions precedent, if any, provided for in this Administration Agreement relating to such transaction have been complied with, and (iv) such transaction will not result in a material adverse Federal or state tax consequence to the holders of Notes under the Indenture. Anything in this
Section 19 to the contrary notwithstanding, subject to the Rating Agency Condition, the Administrator may at any time assign its rights, obligations and duties under this Administration Agreement to an Affiliate.

         Section 20. Administrator Default. The occurrence and continuance of any one of the following events shall constitute an "Administrator Default":

         (a) any failure by the Administrator to direct the Indenture Trustee to make any distributions from the Accounts pursuant to Indenture, which failure continues unremedied for a period of five days after the date on which written notice of such failure has been given to the Administrator by the Issuer;

         (b) any failure by the Administrator duly to observe or to perform in any material respect any covenant or agreement of the Administrator set forth in this Administration Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure has been given to the Administrator by the Issuer;

         (c) (i) having entered involuntarily against it an order for relief under the federal bankruptcy laws or any similar state or federal law, (ii) not paying, or admitting in writing its inability to pay, its debts generally as they become due or suspending payment of its obligations, (iii) making an assignment for the benefit of creditors, (iv) applying for, seeking, consenting to, or acquiescing in, the appointment of a receiver, custodian, trustee, conservator, liquidator or similar

                                       12
                                                Administration Agreement (Trust)
official for it or any substantial part of its property, (v) instituting any proceeding seeking to have entered against it an order for relief under the federal bankruptcy laws or any similar state or federal law, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, marshaling of assets, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization, or relief of debtors or failing to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) failing to contest in good faith any appointment or proceeding described in Section 20(d) hereof or
(vii) taking any action in furtherance of any of the foregoing purposes;

         (d) the appointment of a custodian, receiver, trustee, conservator, liquidator or similar official for the Administrator or any substantial part of the property of the Administrator, or the institution of a proceeding described in Section 20(c)(v) hereof against the Administrator, which appointment continues undischarged or which proceeding continues undismissed or unstayed for a period of 60 or more days; or

         (e) any representation or warranty made by the Administrator in this Agreement or in any other Basic Document shall prove to be untrue or incomplete in any material respect.

         In the case of any Administrator Default, so long as such Administrator Default has not been remedied, the Indenture Trustee, or the holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes, may, by written notice to the Administrator of such Administrator Default, terminate all of the rights and obligations (other than the obligations set forth in Section 18 hereof) of the Administrator under this Administration Agreement with respect to the Indenture. On or after the receipt by the Administrator of such written notice, all authority and power of the Administrator under this Administration Agreement shall, without further action, be carried out by the Indenture Trustee or shall pass to and be vested in such successor Administrator as may be appointed under Section 21 hereof; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The predecessor Administrator shall cooperate with the successor Administrator, the Indenture Trustee, the Issuer, and the Trust Eligible Lender Trustee in effecting the termination of the responsibilities and rights of the predecessor Administrator under this Administration Agreement. All reasonable costs and expenses (including attorneys' fees) incurred in connection with amending this Administration Agreement to reflect such succession as Administrator pursuant to this Section 20 shall be paid by the predecessor Administrator upon presentation of reasonable documentation of such costs and expenses.

         Section 21. Appointment of Successor.

         (a) Upon receipt by the Administrator of notice of termination pursuant to Section 14 hereof, or the resignation by the Administrator in accordance with the terms of this Administration Agreement, the predecessor Administrator shall continue to perform its functions as Administrator under this Administration Agreement, in the case of termination, only until the date specified in

                                       13
                                                Administration Agreement (Trust)
such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the date a successor Administrator is appointed. In the event of the termination or resignation hereunder of the Administrator, all authority and power of the Administrator under this Administration Agreement shall, without further action, be carried out by the Indenture Trustee. If the Indenture Trustee is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor Administrator whose regular business includes the servicing or administration of Student Loans and subject to the receipt by the Indenture Trustee of a Rating Confirmation regarding the successor Administrator; provided, however, the Indenture Trustee shall continue to act as Administrator until a successor Administrator has been so appointed. Any such successor Administrator shall accept its appointment by a written assumption.

         (b) Upon appointment, the successor Administrator shall be the successor in all respects to the predecessor Administrator and shall be subject to all of the responsibilities, duties and liabilities placed on the predecessor Administrator that arise thereafter or are related thereto and shall be entitled to payment of compensation in accordance with the terms of this Administration Agreement, or such other terms as are agreed to by the Indenture Trustee, and all of the rights granted to the predecessor Administrator by the terms and provisions of this Administration Agreement.

         Section 22. Reliance on Information Obtained from Third Parties. The Issuer recognizes that the accuracy and completeness of the records maintained and the information supplied by the Administrator hereunder is dependent upon the accuracy and completeness of the information obtained by the Administrator from the parties to the Indenture and the other Issuer Documents and other sources and the Administrator shall not be responsible for any inaccuracy in the information so obtained or for any inaccuracy in the records maintained by the Administrator hereunder which may result therefrom.

         Section 23. Notices. All notices, demands, instructions and other communications required or permitted to be given to or made upon either party hereto shall be in writing (including by facsimile transmission) and shall be personally delivered or sent by guaranteed overnight delivery or by facsimile transmission (to be followed by personal or guaranteed overnight delivery) and shall be deemed to be given for purposes of this Administration Agreement on the date that such writing is received by the intended recipient thereof in accordance with the provisions of this Section 23. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this
Section 23, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties thereto at their respective addresses as follows:

                                       14
                                                Administration Agreement (Trust)

                  The Issuer:
                                    [Education Funding Capital Trust-___]
                                    [address 1]
                                    [address 2]
                                    Attention:
                                    Telephone:
                                    Facsimile:

                  The Administrator:
                                    Education Lending Services, Inc.
                                    6 East Fourth Street
                                    Suite 300
                                    Cincinnati, Ohio 45202
                                    Attention: Perry Moore

         Section 24. Amendment. This Administration Agreement may be amended in writing by the Administrator and the Issuer. Promptly after the execution of any such amendment, the Administrator shall furnish written notification of the substance of such amendment to the Indenture Trustee.

         Section 25. Assignment. Except as provided in Section 19 hereof or as contemplated by the Indenture, this Administration Agreement may not be assigned by either party hereto without the prior written consent of the other party; provided, however, so long as Education Lending Services, Inc. is the Administrator, subject to the Rating Agency Condition, the Administrator may assign its duties and obligations to an Affiliate.

         Section 26. Independence of Administrator. For all purposes of this Administration Agreement, the Administrator shall be an independent contractor. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer in any way and shall not otherwise be deemed an agent of the Issuer.

         Section 27. No Joint Venture. Nothing contained in this Administration Agreement shall constitute the Issuer and the Administrator as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity or shall be deemed to confer on either of them any express, implied or apparent authority to incur any obligation or liability on behalf of the other.

         Section 28. Other Activities of Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other business or, in its sole discretion, from acting in a similar capacity as an administrator for any other Person even though such Person may engage in business activities similar to those of the Issuer.

         Section 29. No Petition. The Administrator covenants and agrees that, notwithstanding the termination of this Administration Agreement, the Administrator will not institute against, or

                                       15
                                                Administration Agreement (Trust)
join in instituting against the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law ordering the winding up or liquidation of the Issuer's affairs or appointing a receiver, liquidator, trustee, or other similar official, of the Issuer or any substantial part of its property, for one year and a day after the termination of this Administration Agreement. This Section 29 shall survive the termination of this Administration Agreement.

         Section 30. Governing Law. This Administration Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to its conflict of law provisions.

         Section 31. Entire Agreement. This Administration Agreement constitutes the entire agreement between the parties hereto with respect to the matters covered hereby and supersedes all prior agreements and understandings between the parties.

         Section 32. Successors; Counterparts.

         (a) This Administration Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of each of the Issuer and the Administrator.

         (b) This Administration Agreement may be executed in several counterparts, each of which shall be deemed an original hereof and all of which taken together shall constitute one and the same instrument.

         Section 33. Third Party Beneficiaries. Each of the Owner Trustee and the Co-Owner Trustee shall be deemed a third party beneficiary of this Administration Agreement.

         Section 34. Captions. The captions in this Administration Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

  [Remainder of page intentionally left blank - signatures begin on next page]

                                       16
                                                Administration Agreement (Trust)

         In Witness Whereof, the parties hereto have caused this Administration Agreement to be executed as of the day and year first above written.

                                           [EDUCATION FUNDING CAPITAL TRUST-___]
                                            By _________, not in its individual
                                            capacity, but solely as Co-Owner
                                            Trustee, on behalf of the Issuer

                                            By:
                                               ---------------------------------
                                            Name:

                                            Title:

                                            EDUCATION LENDING SERVICES, INC.,
                                              as Administrator

                                            By:
                                               ---------------------------------
                                            Name:

                                            Title:

         _________, as the Indenture Trustee under the Indenture, hereby agrees to take such actions and execute such documents as may be reasonably requested by the Administrator in order for the Administrator to provide the services and perform its duties and responsibilities under the foregoing Administration Agreement.
                                            _________,
                                              as Indenture Trustee

                                            By:
                                               ---------------------------------
                                            Name:

                                            Title:

                                                Administration Agreement (Trust)